Exhibit 99

December 27, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K dated December 27, 2024, of Tortoise Capital Series Trust and are in agreement with the statements contained in paragraphs 3, 4 and 5 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP